**IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA**

In re:	)	Chapter 11
	)	
Skinny Nutritional Corp.,	)	Case No. 13-13972 (JKF)
	)	
Debtor.	)	**Related to Docket No. 168**
	)	

ORDER (A) AUTHORIZING THE SALE OF SUBSTANTIALLY ALL OF THE DEBTOR'S ASSETS, FREE AND CLEAR OF LIENS, CLAIMS, ENCUMBRANCES AND INTERESTS, (B) APPROVING ASSET PURCHASE AGREEMENT (C) AUTHORIZING THE ASSUMPTION AND ASSIGNMENT OF THE ASSIGNED CONTRACTS AND (D) GRANTING RELATED RELIEF

Upon the Motion of the Debtor for Entry of an Order (A) Authorizing the Sale of Substantially all of the Debtor's Assets, Free and Clear of Liens, Claims, Encumbrances and Interests, (B) Approving Asset Purchase Agreement, (C) Authorizing the Assumption and Assignment of the Assigned Contracts, and (D) Granting Related Relief [Docket No. 168 (the "Motion");[1]

This Court having held an expedited hearing on November 22, 2013 and entered an order dated November 22, 2013 (the "Bid Procedures Order"), pursuant to which this Court, *inter alia*:

(a) approved the Bid Procedures;

(b) approved the Assumption and Assignment Procedures;

(c) established the date and time for the Auction;

(d) established the date and time for the Sale Hearing;

(e) approved the form and manner of Auction and Sale Notice; and

(f) approved the reimbursement of Expenses as provided in the Bid Procedures Motion and the Bid Procedures.

[1] Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Motion.

THE COURT FINDS THAT:

JURISDICTION, FINAL ORDER, AND STATUTORY PREDICATES

A. This Court has jurisdiction over the Motion, the transactions contemplated by the Asset Purchase Agreement (as defined below) and any other ancillary documents and agreements related thereto pursuant to 28 U.S.C. §§ 157(b)(1) and 1334(a). This matter is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A), (N) and (O). Venue of these cases and the Motion in this judicial district is proper under 28 U.S.C. §§ 1408 and 1409.

B. This Order constitutes a final and appealable order within the meaning of 28 U.S.C. § 158(a). Notwithstanding Bankruptcy Rules 6004(h) and 6006(d), the Court expressly finds that there is no just reason for delay in the implementation of this Order and expressly directs entry of judgment as set forth herein.

C. The statutory and rule-based predicates for the relief sought in the Motion are sections 105(a), 363(b), (f) and (m), and 365(a), (b), and (f) of the United States Code, 11 U.S.C. § 101 *et seq.* (as amended, the "Bankruptcy Code"), Rules 2002, 6004 and 6006 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") and Rule 6004-1 of the Local Rules for the United States Bankruptcy Court for the Eastern District of Pennsylvania.

D. Skinny Nutritional LLC (the "Purchaser") is a party in interest in the Debtor's chapter 11 case and has standing to raise, appear and be heard on any issue in such cases.

SOUND BUSINESS PURPOSE

E. The Debtor seeks to convey the Acquired Assets, all of which are related to the Debtor's business.

F. The Debtor has demonstrated both: (1) good, sufficient and sound business purposes and justifications for the sale of the Acquired Assets (the "Sale"); and (2) compelling

circumstances for the Sale pursuant to section 363(b) of the Bankruptcy Code prior to, and outside of, a plan of reorganization in that, among other things, the value of the Acquired Assets would be harmed by any delay of the Sale. Time is of the essence in consummating the proposed Sale.

HIGHEST AND BEST OFFERS

G. On November 22, 2013, this Court entered the Bid Procedures Order [Docket No. 168], approving Bid Procedures for the Acquired Assets. The Bid Procedures provided a full, fair and reasonable opportunity for any person to make an offer to purchase the Acquired Assets. The Purchaser has complied with the Bid Procedures Order.

H. As demonstrated by the testimony and other evidence proffered or adduced at the Sale Hearing: (1) the Debtor has adequately marketed the Acquired Assets; (2) the purchase price contained in the Asset Purchase Agreement by and between Skinny Nutritional Corp., as Seller and Skinny Nutritional LLC, as Purchaser (the "Agreement") constitutes the highest and otherwise best offer for the Acquired Assets and provides fair and reasonable consideration therefor; (3) the Sale will provide a greater recovery for the Debtor's creditors than would be provided by any other practical available alternative; (4) no other party has offered to purchase the Acquired Assets for greater economic value to the Debtor or its estate; and (5) the consideration to be paid by the Purchaser under the Agreement constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory or possession thereof or the District of Columbia.

BEST INTEREST OF CREDITORS

I. Approval of the Agreement and the consummation of the Sale to the Purchaser at this time are in the best interests of the Debtor, its creditors, its estate and other parties-in-interest.

GOOD FAITH

J. The Agreement and each of the transactions contemplated therein were negotiated, proposed and entered into by the Debtor and the Purchaser in good faith, without collusion and from arm's-length bargaining positions after a period in which third parties had ample opportunity to seek information and enter into discussions or negotiations with the Debtor and their retained advisors and professionals concerning a sale of the Acquired Assets. The Purchaser is a "good faith purchaser" within the meaning of section 363(m) of the Bankruptcy Code and, as such, is entitled to all the protections afforded thereby. Neither the Debtor nor the Purchaser have engaged in any conduct that would cause or permit the Agreement to be avoided or impose costs and damages under section 363(n) of the Bankruptcy Code or any other provision of the Bankruptcy Code, the Bankruptcy Rules or applicable law. Specifically, the Purchaser's discussions and negotiations with non-debtor parties to executory contracts and unexpired leases of the Debtor and other creditors of the Debtor were conducted in good faith, without collusion, from arm's length bargaining positions, and did not impair the ability of the Debtor or the Purchaser to fully and faithfully discharge their respective duties and obligations under the Bankruptcy Code.

K. The Agreement was not entered into for the purpose of hindering, delaying or defrauding creditors under the Bankruptcy Code and under the laws of the United States.

NOTICE OF THE MOTION, THE AUCTION AND THE CURE AMOUNTS

L. As evidenced by the certificates of service filed with the Court: (1) proper, timely, adequate and sufficient notice of the Motion and the Sale Hearing has been provided by the Debtor; (2) such notice was good, sufficient and appropriate under the particular circumstances; and (3) no other or further notice of the Motion, the proposed Sale, the Bid Procedures, the Auction or the Sale Hearing is or shall be required. A reasonable opportunity to object or be

heard with respect to the Motion and the relief requested therein has been afforded to all interested persons and entities, including, but not limited to:

(i) the Debtor's top twenty (20) unsecured creditors;

(ii) the Office of the United States Trustee for the Eastern District of Pennsylvania;

(iii) counsel to Skinny Nutritional LLC;

(iv) counsel to Trim Capital LLC;

(v) counsel to United Capital Funding Corp.;

(vi) all entities known to have asserted any lien, claim, interest or encumbrance in or upon any of the Acquired Assets;

(vii) all taxing authorities or recording offices which have a reasonably known interest in the Debtor, including, but not limited to the Pennsylvania Department of Revenue, the Nevada Department of Taxation the Internal Revenue Service;

(viii) the Environmental Protection Agency;

(ix) the state/local environmental agencies in the jurisdictions where the Debtor owns or leases real property;

(x) all counter-parties to contracts with the Debtor;

(xi) all entities known to have expressed a *bona fide* interest in acquiring all or portions of the Acquired Assets;

(xii) the Office of the United States Trustee for the Eastern District of Pennsylvania;

(xiii) the Securities and Exchange Commission;

(xiv) the 2002 List;

(xv) parties on the Matrix filed by the Debtor; and

(xvi) all of the Debtor's equity holders.

M. Additionally, the Debtor published notice of the Sale in the national edition of the *New York Times*. With regard to parties who have claims against the Debtor, but whose

identities are not reasonably ascertainable by the Debtor, the Court finds that such publication notice was sufficient and reasonably calculated under the circumstances to reach such parties.

N. In accordance with the provisions of the Bid Procedures Order, the Debtor has served notice of its intent to assume and assign each contract and lease listed on the Cure Notice (collectively, the "Assumed Contracts") and of the related proposed cure amounts upon each nondebtor counterparty to the Assumed Contracts. The service of such notice was good, sufficient and appropriate under the circumstances and no further notice need be given with respect to the cure amounts for the Assumed Contracts listed in the Cure Notice and the assumption and assignment of the Assumed Contracts. All nondebtor parties to the Assumed Contracts identified in the Cure Notice have had a reasonable opportunity to object to both the cure amounts listed in the Cure Notice and the assumption and assignment of the Assumed Contracts.

O. The cure amounts, if any, set forth on the Cure Notice with respect to each Assumed Contract (collectively, the "Cure Amounts") are the sole amounts necessary under sections 365(b)(1)(A) and (B) and section 365(f)(2)(A) of the Bankruptcy Code to cure all defaults and pay actual pecuniary losses under such Assumed Contracts arising or accruing prior to the Petition Date.

SECTION 363(F) REQUIREMENTS MET FOR FREE AND CLEAR SALES

P. The Debtor may sell the Acquired Assets free and clear of all liens, claims, interests, and encumbrances of any kind or nature whatsoever (collectively, "Claims") (except as otherwise provided in the Agreement), because, in each case, one or more of the standards set forth in sections 363(f)(1)-(5) of the Bankruptcy Code have been satisfied. Those holders of Claims who did not object, or who withdrew their objections, to the Sale or the Motion are deemed to have consented pursuant to section 363(f)(2) of the Bankruptcy Code. Those holders

of Claims who did object to the Sale of the Acquired Assets free and clear of Claims fall within one or more of the other subsections of section 363(f) of the Bankruptcy Code and are adequately protected by having their Claims, if any, attach to the proceeds of the Sale ultimately attributable to the property against which they have a Claim, in the same order of priority and with the same validity, force and effect that such holder had prior to the Sale, subject to any defenses of the Debtor.

Q. The Purchaser would not have entered into the Agreement and would not consummate the transactions contemplated thereby, thus adversely affecting the Debtor, its estate and its creditors, if the sale of the Acquired Assets were not free and clear of all Claims except those expressly assumed by the Purchaser in the Agreement, or if the Purchaser would, or in the future could, be liable for any such Claims, including, as applicable, certain liabilities (collectively, the "Excluded Liabilities") that will not be assumed by the Purchaser, as described in Section 2.4 of the Agreement.

R. Except for the Assumed Liabilities and the obligations of the Purchaser specifically set forth in the Agreement or in connection with this Order or other orders of this Court, the Sale and the transactions comprising the Sale shall not impose nor result in the imposition of any liability or responsibility on the Purchaser or its affiliates, successors or assigns or any of their respective assets (including the Acquired Assets), and the transfer of the Acquired Assets to the Purchaser does not and will not subject the Purchaser or its affiliates, successors or assigns or any of their respective assets (including the Acquired Assets), to any liability for any Claims, including, without limitation, for any successor or vicarious liability, other than as expressly identified as an Assumed Liability.

Assumption And Assignment Of The Assumed Contracts

S. The assumption and assignment of the Assumed Contracts are integral to the Agreement, are in the best interests of the Debtor and its estate, and represent the reasonable exercise of the Debtor's sound business judgment.

T. With respect to each of the Assumed Contracts, the Debtor has met all requirements of section 365(b) of the Bankruptcy Code. Further, the Purchaser shall have provided all necessary adequate assurance of future performance under the Assumed Contracts in satisfaction of sections 365(b) and 365(f) of the Bankruptcy Code. Accordingly, the Assumed Contracts may be assumed by the Debtor and assigned to the Purchaser, as provided for in the Bid Procedures Order, the Motion and the Agreement and upon such assumption and assignment, the Debtor shall be relieved of liability from any future breach of the Assumed Contracts pursuant to section 365(k) of the Bankruptcy Code, and the Purchaser shall have no liability under the Assumed Contracts for any obligation arising prior to assignment or relating to a time period prior to assignment.

Validity Of The Transfer

U. As of the closing of the Sale (the "Closing"), the transfer of the Acquired Assets to the Purchaser will be a legal, valid and effective transfer of the Acquired Assets, and will vest the Purchaser with all right, title and interest in and to the Acquired Assets, free and clear of: (1) all Claims other than Permitted Encumbrances and Assumed Liabilities; and (2) all debts arising under or out of, in connection with, or in any way relating to, any acts of the Debtor, claims (as defined in section 101(5) of the Bankruptcy Code), rights or causes of action (whether in law or in equity, including any rights or causes of action based on theories of transferee or successor liability under any law, statute, rule or regulation of the United States, any state, territory, or possession thereof or the District of Columbia), obligations, demands, guaranties,

rights, contractual commitments, restrictions, interests and matters of any kind or nature whatsoever, whether arising prior to or subsequent to the commencement of this case and whether imposed by agreement, understanding, law, equity or otherwise.

V. The Agreement is not a *sub rosa* chapter 11 plan for which approval has been sought without the protections a disclosure statement would afford.

W. The Debtor: (1) has full company power and authority to execute the Agreement and all other documents contemplated thereby, and the Sale has been duly and validly authorized by all necessary corporate action of the Debtor; (2) has all company power and authority necessary to consummate the transactions contemplated by the Agreement; (3) has taken all actions necessary to authorize and approve the Agreement and the consummation by the Debtor of the transactions contemplated thereby; and (4) requires no consents or approvals, other than those expressly provided for in the Agreement, to consummate such transactions.

X. The Debtor has good title to the Acquired Assets, and, accordingly the transfer of such Acquired Assets as contemplated by the Agreement: (1) is or will be a legal, valid and effective transfer of the property of the Debtor's estate to the Purchaser; and (2) vests or will vest in the Purchaser, all right, title and interest of the Debtor in and to all of the Acquired Assets free and clear of all Claims under sections 363(f) and 105(a) of the Bankruptcy Code.

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

General Provisions

1. The Motion is granted as set forth herein and the Sale is approved as set forth in this Order.

2. The findings of fact set forth above and conclusions of law stated herein shall constitute this Court's findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any finding of fact later shall be determined to be a conclusion of law, it shall be so deemed, and to the extent any conclusion of law later shall be determined to be a finding of fact, it shall be so deemed.

3. All objections, if any, to the Motion or the relief requested therein that have not been withdrawn, waived or settled as announced to the Court at the Sale Hearing or by stipulation filed with the Court, and all reservations of rights included therein, are hereby overruled on the merits, except as expressly provided herein.

APPROVAL OF THE AGREEMENT

4. The Agreement, all transactions contemplated therein and all of the terms and conditions thereof are hereby approved.

5. Pursuant to sections 105, 363 and 365 of the Bankruptcy Code, the Debtor is authorized and directed to perform its obligations under and comply with the terms of the Agreement, with such nonmaterial modifications as may be agreed to by the parties, and consummate the Sale, pursuant to and in accordance with the terms and conditions of the Agreement and this Order.

6. The Debtor, as well as its affiliates, officers, employees and agents, are authorized to execute and deliver, and authorized to perform under, consummate and implement, the Agreement, in substantially the same form as the Agreement attached hereto as Exhibit 1, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Agreement and to take all further actions as may be: (a) reasonably requested by the Purchaser for the purpose of assigning, transferring, granting, conveying and conferring to the Purchaser, or reducing to possession, the Acquired Assets; or (b) necessary or

appropriate to the performance of the obligations contemplated by the Agreement, all without further order of the Court.

TRANSFER OF ACQUIRED ASSETS

7. Pursuant to sections 105(a) and 363(f) of the Bankruptcy Code, the Debtor is authorized to transfer the Acquired Assets in accordance with the terms of the Agreement. The Acquired Assets shall be transferred to the Purchaser, and upon consummation of the Agreement, such transfer shall: (a) be valid, legal, binding and effective; (b) vest the Purchaser with all right, title and interest in the Acquired Assets; and (c) be free and clear of all Claims except for Permitted Encumbrances and Assumed Liabilities with all Claims to attach to the net proceeds of the Sale, in the order of their priority and with the same validity, force and effect which they now have against the Acquired Assets, subject to any claims and defenses the Debtor may possess with respect thereto.

8. The Acquired Assets (as defined in the Asset Purchase Agreement) do not include UCF's interest in any Accounts Receivable that have been factored pursuant to the Factoring Agreement and DIP Factoring Order as of the Closing Date.

9. No later than the date of the Closing, the Debtor shall file a Notice of Closing and Proposed Distribution of Sale Proceeds (the "Closing Notice"). Such Closing Notice shall disclose the amount paid or payable to Trim at Closing in accordance with the provisions of the Order Approving Settlement Agreement [Docket No. 182] and the proposed distribution of the remaining proceeds of the Sale. The Closing Notice shall be served on counsel to UCF, Trim and the DIP Lender and such parties shall have three (3) business days to file a response to same. To the extent any response is filed, it shall be resolved, if necessary, by the Court at a subsequent hearing to be scheduled by the Court.

10. Except as otherwise provided in the Agreement, all persons and entities (and their respective successors and assigns), including all debt security holders, equity security holders, governmental, tax and regulatory authorities, lenders, trade and other creditors, holding Claims, except for Permitted Encumbrances and Assumed Liabilities, arising under or out of, in connection with, or in any way relating to, the Debtor, the Acquired Assets, the operation of the Debtor's businesses prior to Closing or the transfer of the Acquired Assets to the Purchaser, are hereby forever barred, estopped and permanently enjoined from asserting such Claims against the Purchaser, its successors or assigns, its property or the Acquired Assets. No such persons or entities shall assert against the Purchaser or their successors in interest any such Claim arising from, related to or in connection with the ownership or operation of the Acquired Assets prior to the Closing, except for Permitted Encumbrances and Assumed Liabilities.

11. This Order: (a) shall be effective as a determination that, as of Closing, all Claims other than Permitted Encumbrances and Assumed Liabilities relating to the Acquired Assets have been unconditionally released, discharged and terminated as to the Acquired Assets, and that the conveyances described herein have been effected; and (b) is and shall be binding upon and govern the acts of all entities, including all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal and local officials and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any lease; and each of the foregoing persons and entities is hereby directed to accept for filing any and all of the

documents and instruments necessary and appropriate to consummate the transactions contemplated by the Agreement.

12. If any person or entity that has filed financing statements, mortgages, mechanic's liens, *lis pendens* or other documents or agreements evidencing Claims against or in the Debtor or the Acquired Assets shall not have delivered to the Debtor prior to the Closing of the Sale, in proper form for filing and execution by the appropriate parties, termination statements, instruments of satisfaction, releases of all interests which the person or entity has with respect to the Debtor or the Acquired Assets or otherwise, then only with regard to Acquired Assets that are purchased by the Purchaser pursuant to the Agreement and this Order: (a) the Debtor is hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Acquired Assets; and (b) the Purchaser is hereby authorized to file, register or otherwise record a certified copy of this Order, which, once filed, registered or otherwise recorded, shall constitute conclusive evidence of the release of all Claims against the Acquired Assets other than the Assumed Liabilities. This Order is deemed to be in recordable form sufficient to be placed in the filing or recording system of each and every federal, state or local government agency, department or office.

13. All persons or entities in possession of some or all of the Acquired Assets are directed to surrender possession of such assets to the Purchaser or its designee at the time of Closing of the Sale.

14. Following the Closing of the Sale, no holder of any Claim shall interfere with the Purchaser's title to or use and enjoyment of the Acquired Assets based on or related to any such Claim or based on any actions the Debtor may take in its chapter 11 case.

15. All persons and entities are prohibited and enjoined from taking any action to adversely affect or interfere with the ability of the Debtor to transfer the Acquired Assets to the Purchaser in accordance with the Agreement and Order.

ASSUMPTION AND ASSIGNMENT OF ASSUMED CONTRACTS

16. Pursuant to sections 105(a) and 365 of the Bankruptcy Code, the Debtor's assumption and assignment to the Purchaser of the Assumed Contracts is hereby approved, and all requirements of section 365 of the Bankruptcy Code are hereby determined to have been satisfied with respect to such Assumed Contracts. Pursuant to section 365(k) of the Bankruptcy Code, the Debtor and its estate shall not be liable for any breach of the Assumed Contracts after the date of assignment to the Purchaser.

17. The Debtor is hereby authorized, in accordance with sections 105(a) and 365 of the Bankruptcy Code, to assume and assign the Assumed Contracts to the Purchaser free and clear of all Claims, and to execute and deliver to the Purchaser such documents or other instruments as may be necessary to assign and transfer the Assumed Contracts to the Purchaser.

18. The Assumed Contracts transferred in accordance with this Order and the Assumption and Assignment Procedures shall be transferred to, and remain in full force and effect for the benefit of, the Purchaser in accordance with their respective terms, notwithstanding any provision in any such Assumed Contract (including those of the type described in section 365(e)(1) and (f) of the Bankruptcy Code) that prohibits, restricts or conditions such assignment or transfer. There shall be no rent accelerations, assignment fees, increases or any other fees charged to the Purchaser or the Debtor as a result of the assumption or assignment of the Assumed Contracts. No Assumed Contract may be terminated, or the rights of any party modified in any respect, including pursuant to any "change of control" clause, by any other party thereto as a result of the transactions contemplated by the Agreement.

19. The Cure Amounts arising under the Assumed Contracts shall be paid by the Debtor at the Closing of the Sale, subject to the terms of the Agreement.

20. Payment of the Cure Amounts shall be in full satisfaction of any and all defaults or other obligations of the Debtor under the Assumed Contracts, whether monetary or non-monetary, arising or accruing prior to the Petition Date. The Debtor shall satisfy in full as administrative expenses all undisputed amounts arising or accruing under the Assumed Contracts from the Petition Date to the date of the Closing. Each pre-Closing (as such term is defined in the Agreement) nondebtor party to an Assumed Contract hereby is forever barred, estopped and permanently enjoined from asserting against the Debtor or the Purchaser, their successors or assigns or the property of any of them, any default existing as of the date of the Sale Hearing, whether declared or undeclared or known or unknown; or, against the Purchaser, any counterclaim, defense, setoff or any other Claim asserted or assertable against the Debtor.

21. The failure of the Debtor or the Purchaser to enforce at any time one or more terms or conditions of any Assumed Contract shall not be a waiver of such terms or conditions, or of the Debtor's and the Purchaser's rights to enforce every term and condition of the Assumed Contracts.

22. Upon the Closing of the Sale, the Purchaser shall be fully and irrevocably vested with all right, title and interest of the Debtor under the Assumed Contracts.

ADDITIONAL PROVISIONS

23. Except as expressly set forth in the Agreement, the Purchaser and its successors or assigns shall have no liability for any liability, claim (as that term is defined in section 101(5) of the Bankruptcy Code), damages or other obligation of or against the Debtor related to the Acquired Assets by reason of the transfer of the Acquired Assets to the Purchaser. Without limiting the generality of the foregoing, and except as expressly set forth in the Agreement, the

Purchaser shall not be liable for: (i) any fixed, unliquidated or contingent claims against the Debtor or any predecessors or affiliates, whether based upon successor or vicarious liability or otherwise, and whether any of such items are known or unknown as of the Closing Date; (ii) any violation or alleged violation of any environmental laws; or (iii) liabilities under any pension, ERISA, tax, employment, labor or antidiscrimination laws or regulations, any products liability law, or any other liability related to the Debtor or the Excluded Assets. The Purchaser shall not be deemed, as a result of any action taken in connection with the purchase of the Acquired Assets, to: (a) be a legal successor, or otherwise be deemed a successor to the Debtor (other than with respect to any obligations arising under the Assumed Contracts from and after the Closing); (b) have, *de facto* or otherwise, merged with or into the Debtor; or (c) be a mere continuation or substantial continuation of the Debtor or the enterprise of the Debtor.

24. Other than as provided by Section 2.1(k) of the Agreement, the Agreement does not provide for the Purchaser to acquire claims arising under chapter 5 of the Bankruptcy Code.

25. This Court shall retain jurisdiction to, among other things, interpret, enforce and implement the terms and provisions of this Order and the Agreement, all amendments thereto, any waivers and consents thereunder (and of each of the agreements executed in connection therewith in all respects) and to adjudicate disputes arising under or related to this Order or the Agreement.

26. Nothing in this Order or the Agreement releases, nullifies or enjoins the enforcement of any liability to a governmental unit under environmental statutes or regulations (or any associated liabilities for penalties, damages, cost recovery or injunctive relief) that any entity would be subject to as the owner or operator of property after the date of entry of this Order. Notwithstanding the foregoing sentence, nothing in this Order shall be interpreted to

deem the Purchaser as the successor to the Debtor under any state law successor liability doctrine with respect to any liabilities under environmental statutes or regulations for penalties for days of violation prior to entry of this Order or for liabilities relating to off-site disposal of wastes by the Debtor prior to entry of this Order.

27. No bulk sales law or similar law of any state or other jurisdiction shall apply in any way to the transactions contemplated by the Agreement, the Motion and this Order.

28. The allocation of Purchase Price contemplated in Section 5.9 of the Agreement is for tax purposes only and shall not have any impact upon allocation for the purposes of distribution of the proceeds of the Sale.

29. The transactions contemplated by the Agreement are undertaken by the Purchaser in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein of the Sale shall not affect the validity of the Sale to the Purchaser, unless such authorization is duly stayed pending such appeal.

30. The terms and provisions of the Agreement and this Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtor, its estate and its creditors, the Purchaser, and their respective affiliates, successors and assigns, and any affected third parties including all persons asserting Claims in the Acquired Assets to be sold to the Purchaser pursuant to the Agreement, notwithstanding any subsequent appointment of any trustee, examiner or receiver under any chapter of the Bankruptcy Code or any other law, and all such provisions and terms shall likewise be binding on such trustee, examiner or receiver and shall not be subject to rejection or avoidance by the Debtor, its estate, its creditors, its shareholders or any trustee, examiner or receiver.

31. The provisions of this Order and any actions taken pursuant hereto shall survive the entry of any order that may be entered confirming any chapter 11 plan of the Debtor, converting the Debtor's case from chapter 11 to case under chapter 7 of the Bankruptcy Code or dismissing the Debtor's chapter 11 case.

32. The failure specifically to include any particular provisions of the Agreement in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Agreement be authorized and approved in its entirety.

33. The Agreement, and any related agreements, documents or other instruments, may be modified, amended or supplemented by the parties thereto, in a writing signed by both parties, and in accordance with the terms thereof, without further order of the Court, provided that any such modification, amendment or supplement does not materially change the terms of the Agreement.

34. In the event that there is a direct conflict between the terms of this Order and the Agreement, the terms of this Order shall control.

35. Each and every federal, state and local governmental agency, department or official is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Agreement.

36. Notwithstanding the provisions of Rules 6004(h) and 6006(d) of the Bankruptcy Rules, this Order shall not be stayed for 14 days after entry and shall be effective immediately upon entry, and the Debtor and the Purchaser are authorized to close the Sale immediately upon entry of this Order.

37. The costs associated with Closing on the Sale, including without limitation any transfer taxes and any fees and expenses payable to the Debtor's investment banker, SSG Capital Advisors, LLC, shall be payable from the gross proceeds of the Sale.

BY THE COURT:

Jean K FitzSimon

The Honorable Jean K. FitzSimon
United States Bankruptcy Judge

Dated: Philadelphia, Pennsylvania
January 15, 2014